FHLB Des Moines Announces 2023 Director Election Results

On November 2, 2023, the Board of Directors reviewed the results of the 2023 Member and Independent Director Election. The Federal Home Loan Bank of Des Moines is pleased to announce the director terms commencing January 1, 2024.

Member Director Election Results

Iowa - 1 seat available

Number of institutions eligible to vote:	305
Number of institutions who voted:	211
Total eligible votes per candidate:	4,882,197

Total Votes	Jeff Plagge, Director	Elected - 4 year term
2,413,394	Northwest Bank	01/01/24 - 12/31/27
Spencer, IA

Total Votes	Sri Reddy, Senior Vice President
634,166	Principal Life Insurance Company
Des Moines, IA

Total Votes	John Rigler III, President and COO
461,040	Peoples Bank
Clive, IA

Minnesota - 1 seat available

Number of institutions eligible to vote:	280
Number of institutions who voted:	116
Total eligible votes per candidate:	2,428,531

Total Votes	Robert Vogel, Chairman of the Board	Elected - 4 year term
496,371	New Market Bank	01/01/24 - 12/31/27
Elko New Market, MN

Total Votes	Patrick McGuiness, Director
284,485	Hiway Credit Union
Saint Paul, MN

Total Votes	Erik Myhre, Executive Vice President and CEO
105,349	Community First Bank
Menahga, MN

Total Votes	Carmen Muhl, Vice President, Senior Finance and Liquidity Officer
76,775	Stearns Bank, National Association
Saint Cloud, MN

Total Votes	Michael Swisher, Director
66,247	First State Bank and Trust
Bayport, MN

Total Votes	Nichol Dehmer, Co-Chair of the Board
45,931	Drake Bank
Saint Paul, MN
Montana - 1 seat available (No Election)

Joe Kesler, Director	Elected - 4 year term
First Montana Bank	01/01/24 - 12/31/27
Missoula, MT
On August 18, 2023, in accordance with Federal Housing Finance Agency regulations, Joe Kesler was declared elected by the Federal Home Loan Bank of Des Moines (Bank) to serve as a member director on the Bank’s board of directors for a four-year term commencing January 1, 2024. Mr. Kesler was the only eligible candidate who chose to stand for election and was therefore elected to fill the one directorship in Montana.

Independent Director Election Results

Public Interest Independent Director (PID) - 1 seat available (District-wide)

Number of institutions eligible to vote:	1,258
Number of institutions who voted:	426
Total eligible votes:	18,302,772

Total Votes	Cleon Butterfield, Senior Vice President and CFO	Elected - 4 year term
6,986,066	Utah Housing Corporation	01/01/24 - 12/31/27
38.17%	West Valley City, UT

Independent Directors - 3 seat available (District-wide)

Number of institutions eligible to vote:	1,258
Number of institutions who voted:	438
Total eligible votes:	18,302,772

Total Votes	Lisa Stange, Strategic Advisor	Elected - 4 year term
6,309,782	Clearwater Analytics	01/01/24 - 12/31/27
34.47%	Boise, ID

Total Votes	Ed Garding	Elected - 4 year term
6,195,844	Billings, MT	01/01/24 - 12/31/27
33.85%

Total Votes	Amy Johnson	Elected - 4 year term
6,176,715	Minnetonka, MN	01/01/24 - 12/31/27
33.75%

Public Interest Independent Director Qualifications

Cleon Butterfield has substantially more than four years of experience representing consumer or community interests in banking services, credit needs, housing or consumer financial protection.

Mr. Butterfield is senior vice president and CFO for the Utah Housing Corporation (UHC), a state housing finance agency in West Valley City, Utah, since 2001. Mr. Butterfield joined UHC in 1979 and held various leadership capacities, including treasurer, director of operations, and director of program development, among other positions. During his over 44 year tenure, with over 25 years spent serving in an executive role, Mr. Butterfield gained extensive experience in and knowledge of affordable housing, experience in representing community interests on banking services, credit needs, and consumer financial protections, as well as leadership experience.

Mr. Butterfield has served on the board of directors of the Federal Home Loan Bank of Des Moines since 2020. Currently he serves as vice chair of the Housing and Community Investment Committee and as a member of the Audit Committee and Finance Committee.

Prior to serving as a Board director, Mr. Butterfield served on the Bank’s Affordable Housing Advisory Council, including as chair. He is also a former member of the State of Utah Alternative Dispute Resolution Council. Additionally, he is a guest lecturer teaching about how low-income housing tax credits and tax-exempt bond financing produce a viable solution for low-income housing needs.

Mr. Butterfield earned a Bachelor of Science in accounting from Brigham Young University and a Master of Business Administration from the University of Utah. He is also a certified public accountant.

Independent Director Qualifications

Lisa Stange has expertise in the following skills: enterprise-wide, credit, market, liquidity, compliance, operations and business risk management; and capital markets, capital markets transactions, debt instruments, mortgages and other related investments, and derivatives transactions. In addition, Ms. Stange has significant insurance company expertise.

Ms. Stange is Strategic Advisor to Clearwater Analytics, in Boise, Idaho, a position she has held since 2020, where she provides consulting services to insurance companies, asset managers and government entities on topics including investment accounting and risk management. With over 25 years’ experience in insurance company leadership positions, Mr. Stange previously served as Chief Investment Officer of Homesteaders Life Company from 2017-2019, Chief Investment Officer & Treasurer of EMC Insurance Companies from 2009-2014, and investment roles including Portfolio Manager at Principal Global Investors from 1989-2008. During her career, Ms. Stange has gained valuable leadership experience and knowledge in the areas of operations and business-risk management, mortgages and other related investments, derivatives, and capital markets.

Ms. Stange served as a Governor-appointed Trustee on the board of Iowa Public Employees' Retirement System for twelve years ending in 2023, and currently serves on the Investment Board of the Des Moines Art Center Foundation and the Finance Advisory Board at the University of Iowa Tippie School of Business.

Ms. Stange received her Bachelor of Business Administration in 1988 and Master of Business Administration in finance in 1989 from the University of Iowa. She holds the chartered financial analyst (CFA) designation.

Ed Garding has experience in and knowledge of internal controls, risk management, project development, organization management and government relations, as well as familiarity with the Bank’s mission.

Mr. Garding recently retired as the College of Business Interim Dean at Montana State University-Billings in Billings, Montana, a position he held since 2018. Mr. Garding spent over forty years of his career serving in various roles at First Interstate BancSystems, headquartered in Billings, Montana. He retired from First Interstate BancSystems as president and CEO in 2016. During his tenure there he worked in several departments gaining experience in and knowledge of operations and financial management, and served in many management positions, including chief credit officer, chief risk officer, chief operating officer and corporate and government relations officer. In 2010 while serving as chief operating officer, he was instrumental in converting First Interstate Bank into a public company registered with the U.S. Securities and Exchange Commission. After his retirement, he continued his relationship with the bank for another five years, serving as a part-time government relations officer.

Mr. Garding has served on several banking industry boards including serving as chairman of the Wyoming Bankers Association, Pacific Coast Banking School Board, and Montana Bankers Association. He was also a member of the Fannie Mae Western Region Advisory Board. He presently serves as chairman of the Montana State University-Billings College of Business Advisory Board.
Mr. Garding has served on the board of directors of the Federal Home Loan Bank of Des Moines since 2021. Currently he serves as a member of the Audit and Risk and Compliance Committees of the Board.

Mr. Garding earned his Bachelor of Science in business administration from Montana State University-Billings in Billings, Montana.

Amy Johnson has experience and extensive knowledge of asset management, operations and financial management and accounting.

Ms. Johnson retired from her position as global head of operations for Columbia Threadneedle Investments (CTI), the investment management division of Ameriprise Financial, Inc. in Minneapolis, Minnesota, in June 2019. Ms. Johnson held her position as global head of operations for CTI from April 2016 to June 2019 and previously served in several positions at CTI and its predecessors and affiliates since 2001. During her tenure at CTI, Ms. Johnson gained valuable leadership experience and exposure in areas of asset management, governance, accounting, compliance, securities, and investments.

Her most recent roles included president of Ameriprise Trust Company from November 2006 to April 2017 and CTI chief operating officer - North America from May 2010 to April 2016. Ms. Johnson has been a board member of Friends of Ngong Road since 2009 and currently serves as the organization’s chief financial officer, a volunteer position. Based in Minneapolis, Minnesota, its mission is to transform the lives of children impacted by AIDS and HIV in Nairobi, Kenya, through education and support.

Ms. Johnson has served on the board of directors of the Federal Home Loan Bank of Des Moines since 2020. Currently she serves as a member of the Technology, Finance, and Housing and Community Investment Committees of the Board.

Ms. Johnson earned her Bachelor of Arts degree and Master of Arts in accounting from the University of Iowa.